Exhibit 99.1

Intelligent Bio Solutions Begins Subject Dosing and Sampling for FDA 510(k) Pharmacokinetic (PK) Study for its Intelligent Fingerprinting Drug Screening Technology

Pharmacokinetic study is key step on path to expansion into US market

New York, June 18, 2024 - Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced that it is entering the next phase of its planned 510(k) submission to the FDA. The Company has successfully completed subject screening for its Pharmacokinetic (PK) Study and will begin dosing and sampling study subjects today.

INBS’ PK study is a key step towards the Company’s planned 510(k) submission to the FDA during the fourth quarter of this year. FDA clearance is required to show that INBS’ fingerprint drug screening technology is safe and effective and would result in the Company’s ability to enter the substantial US market, currently planned for the first half of 2025.

INBS aims to complete the dosing and sampling of the recruited subjects by the end of June 2024, with a review of the PK study results expected to be finalized by the end of July 2024. The PK study will provide insights into the metabolism, distribution, and excretion of opiates, with a specific focus on human sweat. The study will gather and analyze fingerprint sweat samples and compare the results with blood, saliva, and urine samples.

Peter Passaris, INBS’ Vice President of Product Development, commented, “We look forward to commencing the next phase of our PK study this week. A lot of work and planning has gone into reaching this stage, and I am proud of our progress so far.”

INBS’ first-of-its-kind fingerprint drug screening technology uses fingerprint sweat to provide a quick, hygienic, and easy-to-use method for drug testing, delivering results in just minutes. This unique approach tests for common drugs of abuse, including cocaine, cannabis, methamphetamine, and opiates.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering innovative, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform has the potential to test for various indications, ranging from immunological conditions to communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: http://www.ibs.inc/

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

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Investor & Media Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com